Exhibit 10.85

SECURITY AGREEMENT, dated as of October 9, 2015, between WESTBURY FCR, INC., a Florida corporation (the “Secured Party”), and BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”).

WHEREAS, simultaneously herewith the Company is delivering to the Secured Party a Promissory Note in the principal amount of $150,000 (the “Note”);

WHEREAS, the Secured Party desires that the Company secure its obligations under the Note.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Security Interest. The Company hereby grants to the Secured Party, as security for its obligations under the Note, a valid and binding security interest in the Company’s right, title and interest in and to that certain United States Patent No. US 9,133,438, issued by the United States Patent and Trademark Office (the “PTO”) to the Company on September 15, 2015 with regard to “Brown Fat Cell Composition and Methods” (“Collateral”).

2. Default. If the event the Company shall default in its obligations under the Note when due (following any cure period) and such default shall be continuing (“Event of Default”), the Secured Party shall have all of the rights afforded to secured parties under the Uniform Commercial Code of the State of Delaware, including, but not limited to, the right to sell, lease or otherwise dispose of all or any part of the Collateral at a public or private sale.

3. Financing Statement. The Secured Party is authorized to file a UCC-1 Financing Statement with the Secretary of State of Delaware reflecting the security interest granted hereby. In addition, the Secured Party is authorized to file a copy of this Agreement with the PTO.

4. Termination. In the event of the satisfaction by the Company of its obligations under the Note, this Agreement and the security interest granted hereby shall terminate. In the event of such termination, the Company shall be entitled to file with the Secretary of State of Delaware a termination statement evidencing the termination of the security interest granted hereby. In addition, in such event, the Secured Party agrees to execute, and the Company is authorized to file with the PTO, a termination of the security interest granted hereby.

5. Further Assurances. The parties shall at any time or from time to time execute and deliver such further instruments and documents and take such further action as may reasonably be requested by the other to carry out the transactions contemplated by this Agreement.

6. Benefit. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties.

7. Notices. All notices shall be in writing and shall be addressed to the respective parties, as set forth below, by certified or registered mail, return receipt requested, postage prepaid, overnight mail or courier as follows:

If to the Secured Party, at:

Westbury FCR, Inc.

824 Fifth Avenue South #106

Naples, Florida 34102

Attn: David N. Sexton, President

If to the Company, at:

40 Marcus Drive, Suite One

Melville, New York 11747

Attention: President

With a copy to:

Certilman Balin Adler & Hyman, LLP

90 Merrick Avenue

East Meadow, New York 11554

Attention: Fred Skolnik, Esq.

Telecopier Number: (516) 296-7111

or at such other address as any party shall have specified by notice in writing to the other.

8. Choice of Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof. The Company submits for itself and its property in any legal action relating to this Agreement to the non-exclusive general jurisdiction of the courts of the State of Florida and of the United States of America for the Middle District of Florida, and appellate courts from any thereof. The Company further waives all right to trial by jury in any action relating to this Agreement.

9. Headings. The headings or captions under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

10. Assignment. This Agreement may be assigned by the Secured Party without the consent of the Company; however, the Company may not assign this Agreement without the prior written consent of the Secured Party.

11. Representation by Counsel; Interpretation. The parties acknowledge that they have been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

13. Facsimile and Email Signatures. Signatures hereon which are transmitted via facsimile, email or other electronic image shall be deemed original signatures.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may be amended only by a writing executed by the parties hereto.

15. Representations, Warranties and Covenants. The Company represents and warrants that the Company has the power and authority to enter into this Agreement, the Company is the true owner of the Collateral, free and clear of all liens, encumbrances, security interests, or claims, and the Company has exclusive possession and control of the Collateral. The Company will pay all taxes, assessments, fees and other charges levied or assessed against the Collateral. The Company shall execute any instrument or statement requested by the Secured Party in order to perfect or continue the security interest of Secured Party in the Collateral. The Company shall pay Secured Party on demand all its expenses related to taking, holding, preparing for disposition, and disposing of the Collateral, including reasonable attorney's fees and legal expenses incurred in protecting and enforcing Secured Party's rights under this Agreement with respect to the Collateral. The Company hereby irrevocably appoints the Secured Party as the Company’s true and lawful attorney-in-fact to protect, preserve and, following the occurrence of an Event of Default, to realize upon the Collateral and to endorse checks, drafts and orders received from the sale, lease or other disposition of the Collateral and apply the proceeds of any such checks, drafts or orders to the indebtedness under the Note.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Secured Party:

WESTBURY FCR, INC.

By:
David N. Sexton, President

Company:

BIORESTORATIVE THERAPIES, INC.

By:
Mark Weinreb
Chief Executive Officer